CONSENT OF Larry O’Donnell, CPA'S, P.C.

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form S-8 from the incorporation by reference to the Form 10-KSB of our report dated April 8, 2008 on our audit of the financial statements of Blue Moon Group, Inc. as of and for the years ended December 31, 2007

/s/ Larry O’Donnell
Larry O’Donnell, CPA, P.C.

Denver, Colorado
June 30, 2008